Exhibit 99.1

MiMedx Agreement With AvKARE Expires As Planned Following Completion Of Contract Wind-Down

MARIETTA, Ga., July 5, 2017 /PRNewswire/ -- MiMedx Group, Inc. (NASDAQ: MDXG), the leading biopharmaceutical company developing and marketing regenerative and therapeutic biologics utilizing human placental tissue allografts and patent-protected processes for multiple sectors of healthcare, announced today that the Company's contract with AvKARE has expired as planned effective June 30, 2017. MiMedx and AvKARE began planning the wind-down of the contract in 2015, leading up to the final expiration of the contract on June 30, 2017.

In 2012, MiMedx entered into a partnership with AvKARE in which AvKARE served as a distributor of MiMedx products only to the federal government. AvKARE is a Service Disabled Veteran Owned Small Business (SDVOSB) and is certified by the Small Business Association Hub Zone. The largest of AvKARE's government accounts are the Department of Veterans Affairs (VA) and the Department of Defense (DOD) and the numerous medical facilities operated by the VA and DOD. AvKARE had built a distribution channel for generic pharmaceuticals and disposable medical supplies. As such, MiMedx entered into its distribution agreement with AvKARE whereby AvKARE would be the exclusive distributor of MiMedx products to federal facilities through the AvKARE Federal Supply Schedule (FSS) number.

Parker H. "Pete" Petit, CEO, stated, "The demand for MiMedx products grew very quickly with utilization in excess of 130 federal facilities, and within those facilities, our products were used by multiple departments. For strategic and financial reasons, we elected to obtain our own FSS contract in 2014. Beginning in 2015, we began to transition federal facilities from purchasing from the AvKARE FSS contract to the MiMedx FSS contract.  Through this process, once a facility was transitioned, the facility began purchasing MiMedx product directly from us, rather than from AvKARE."

Bill Taylor, President and COO, said, "The wind-down was an extremely tedious process involving the development of detailed project plans and timely execution of the specific tasks to insure our customers and patients had continuity of care. This wind-down process has required a large amount of time from our sales organization, and we are pleased that this process is largely behind us. It should be noted that the amount of inventory remaining is very small, as both parties have worked diligently to reduce inventory levels as part of the contract wind-down.  We expect this final process related to the inventory buy back will be completed within the next 90 days, in accordance with the contract. It is important to note that our previously communicated quarterly and annual guidance includes any impact from the transition," added Taylor.

"We are very pleased that this conversion process was completed in an extremely efficient manner and has been accomplished within our desired time schedule. With this relationship with AvKARE now completed, we will have a much more efficient and productive Federal sales process, and our sales organization will no longer have the extra distraction of the contract wind-down and transition activities. We should now have the 'wind in our sails' for our Federal accounts and look forward to serving the VA, DOD and other federal facilities through our own FSS contract," concluded Petit.

About MiMedx

MiMedx® is a biopharmaceutical company developing and marketing regenerative and therapeutic biologics utilizing human placental tissue allografts and patent-protected processes for multiple sectors of healthcare. "Innovations in Regenerative Medicine" is the framework behind our mission to give physicians products and tissues to help the body heal itself.  We process the human placental tissue utilizing our proprietary PURION® Process among other processes, to produce safe and effective allografts. MiMedx proprietary processing methodology employs aseptic processing techniques in addition to terminal sterilization.  MiMedx is the leading supplier of placental tissue, having supplied over 900,000 allografts to date for application in the Wound Care, Burn, Surgical, Orthopedic, Spine, Sports Medicine, Ophthalmic and Dental sectors of healthcare. For additional information, please visit www.mimedx.com.

Safe Harbor Statement

This press release includes statements that look forward in time or that express management's beliefs, expectations or hopes.  Such statements are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements include, but are not limited to, that the Company's quarterly and annual guidance already includes any impact from the AvKARE contract transition, that, following the transition, the Company will have a much more efficient and productive federal sales process, and that the Company will now have the wind in its sails in terms of serving federal facilities going via the Company's FSS contract going forward.  Among the risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements include that the impact from the AvKARE contract transition may have greater impact on the Company's quarterly and annual guidance than anticipated, that the Company's federal sales process may not gain efficiency and productivity in the absence of AvKARE or that efficiency and productivity may actually decrease, that the Company may experience unanticipated obstacles to serving federal facilities without the AvKARE distribution contract, and the risk factors detailed from time to time in the Company's periodic Securities and Exchange Commission filings, including, without limitation, its 10-K filing for the fiscal year ended December 31, 2016 and its most recent 10Q filing.  By making these forward-looking statements, the Company does not undertake to update them in any manner except as may be required by the Company's disclosure obligations in filings it makes with the Securities and Exchange Commission under the federal securities laws.